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                                                                    Exhibit 99.2

                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                           NATIONAL DATA CORPORATION
                                 (in thousands)

                       FY99                        FY00                                            FY01
                    ---------- ------------------------------------------------ ----------------------------------------------
                    Total Year  Qtr 1    Qtr 2     Qtr 3    Qtr 4    Total Year  Qtr 1    Qtr 2    Qtr 3    Qtr 4   Total Year
                    ---------- -------  --------  -------  --------  ---------- -------  -------  -------  -------  ----------
 Revenues:
 Information
  management.....    $128,961  $31,077  $ 34,076  $32,236  $ 33,840   $131,229  $31,298  $33,917  $35,342  $37,534   $138,091
 Network services
  and systems....     141,832   40,082    37,135   39,467    41,367    158,051   48,947   49,516   52,890   54,509    205,862
 Divested
  businesses.....      68,203   14,561    13,816   14,165    13,851     56,393    5,629      233      --       --       5,862
                     --------  -------  --------  -------  --------   --------  -------  -------  -------  -------   --------
                     338,996    85,720    85,027   85,868    89,058    345,673   85,874   83,666   88,232   92,043    349,815
                     --------  -------  --------  -------  --------   --------  -------  -------  -------  -------   --------
 Operating
 expenses:
 Cost of
  service........     179,654   43,878    47,332   44,893    44,898    181,001   43,340   41,662   45,718   45,693    176,413
 Sales, general
  and
  administrative..     67,577   17,879    27,620   19,654    20,909     86,062   20,134   18,385   18,653   20,468     77,640
 Depreciation and
  amortization...      29,661    8,140     8,012    6,990     8,692     31,834    8,213    8,683    8,686    9,163     34,745
 Non-recurring
  charges........         --       --     34,393      --        --      34,393      --     2,156      --       --       2,156
                     --------  -------  --------  -------  --------   --------  -------  -------  -------  -------   --------
                      276,892   69,897   117,357   71,537    74,499    333,290   71,687   70,886   73,057   75,324    290,954
                     --------  -------  --------  -------  --------   --------  -------  -------  -------  -------   --------
 Operating income
 (loss)...........      62,104  15,823   (32,330)  14,331    14,559      12,383  14,187   12,780   15,175   16,719      58,861
 EBITDA..........      91,765   23,963    10,075   21,321    23,251     78,610   22,400   23,619   23,861   25,882     95,762
 Other income
  (expense)......      (6,383)    (173)      616   (1,639)  (10,525)   (11,721)  (1,942)  (1,781)  (1,112)  (8,264)   (13,099)
                     --------  -------  --------  -------  --------   --------  -------  -------  -------  -------   --------
 Income before
  income taxes...      55,721   15,650   (31,714)  12,692     4,034        662   12,245   10,999   14,063    8,455     45,762
 Income taxes....      21,858    6,017   (10,546)   4,882     1,472      1,825    4,714    4,310    5,414    3,256     17,694
                     --------  -------  --------  -------  --------   --------  -------  -------  -------  -------   --------
 Net income
  (loss) before
  discontinued
  operations.....      33,863    9,633   (21,168)   7,810     2,562     (1,163)   7,531    6,689    8,649    5,199     28,068
                     --------  -------  --------  -------  --------   --------  -------  -------  -------  -------   --------
 Discontinued
  operations.....      37,574   (4,696)    5,700   (6,616)  (33,390)   (39,002)   8,649     (326)     --       --       8,323
                     --------  -------  --------  -------  --------   --------  -------  -------  -------  -------   --------
 Net income
  (loss).........    $ 71,437  $ 4,937  $(15,468) $ 1,194  $(30,828)  $(40,165) $16,180  $ 6,363  $ 8,649  $ 5,199   $ 36,391
                     ========  =======  ========  =======  ========   ========  =======  =======  =======  =======   ========
 Basic shares....      33,725   33,876    33,376   32,920    32,755     33,232   32,778   32,889   32,992   33,970     33,009
                     ========  =======  ========  =======  ========   ========  =======  =======  =======  =======   ========
 Basic earnings
  (loss) per
  share..........    $   2.12  $  0.15  $  (0.46) $  0.04  $  (0.94)  $  (1.21) $  0.49  $  0.19  $  0.26  $  0.15   $   1.10
                     ========  =======  ========  =======  ========   ========  =======  =======  =======  =======   ========
 Diluted shares..      37,823   35,265    33,376   33,810    32,755     33,232   36,193   34,057   34,348   35,368     34,153
                     ========  =======  ========  =======  ========   ========  =======  =======  =======  =======   ========
 Diluted earnings
  (loss) per
  share..........    $   2.02  $  0.14  $  (0.46) $  0.04  $  (0.94)  $  (1.21) $  0.48  $  0.19  $  0.25  $  0.15   $   1.07
                     ========  =======  ========  =======  ========   ========  =======  =======  =======  =======   ========
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